UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2005

Cellegy Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, Suite 200 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 616-2200

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

        On March 8, 2005, the Board of Directors (“Board”) of Cellegy Pharmaceueticals, Inc. (the “Company”), upon the recommendation of the Board’s Compensation Committee (the “Committee”), approved a cash bonus for 2004 performance to certain employees and officers of the Company, including John J. Chandler, A. Richard Juelis, David A. Karlin, M.D. and Vivian Mak.  The aggregate amount paid to such officers was $52,000 and for the individual officers ranged in amounts between 4.5% to 7.4% of their respective base salaries.  The bonuses were paid pursuant to the Company’s bonus plan for 2004 and were based on individual 2004 performance targets as well as corporate objectives previously established by the Board under the plan concerning various 4events relating to clinical programs, the regulatory process and commercialization of the Company’s products in the United States and overseas.  The Board does not currently intend to adopt a Company bonus plan for the 2005 year, although the Board retains the discretion to pay bonuses to officers or employees of the Company.  The Board, upon the recommendation of the Committee, also approved a cash bonus payment to Ms. Anne-Marie Corner, Senior Vice President, Women’s Preventive Health, of $75,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: March 14, 2005	By:	/s/ A. Richard Juelis
A. Richard Juelis
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)

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